Exhibit 99.1

ITALK COMPLETES ACQUISITION OF 1-800-GET-VOIP BRAND

1-800-GET-VOIP VOICE-OVER-IP TELEPHONE SERVICE TO BE LAUNCHED IN THE U.S. IN LESS THAN 60 DAYS

Ft. Lauderdale, Florida, May 31, 2013 - iTalk Inc. (OTCQB: TALK) (OTCBB: TALK) ("iTalk" or the "Company"), a global provider of advanced communications and mobile broadband services, is pleased to announce that it has completed the acquisition of the 1-800-GET-VOIP vanity toll free telephone number and related domains GetVoip.TV, 800GetVoip.com, 1-800-Get-Voip.com and 800-Get-Voip.com from Softline Studios, LLC.

"We are very pleased to have quickly completed the acquisition of the 1-800-GET-VOIP brand and domain assets to utilize for the promotion and marketing of a new retail iTalk Voice-over-IP subscriber-based telephone service to be launched in the U.S., Canada, and eventually throughout the world. We envision that, with a successful marketing campaign, 1-800-GET-VOIP will become the first dominant brand name synonymous with global VoIP services," stated David F. Levy, Chief Executive Officer of iTalk Inc. "Like 1-800-FLOWERS and other unforgettable household names, we plan to leverage the 1-800-GET-VOIP brand to gain maximum exposure for our new aggressively priced full featured residential and business VoIP service, which is expected to launch within the next 60 days across the country."

Further updates regarding the official launch of 1-800-GET-VOIP services and the completion of other previously announced iTalk Inc. acquisitions will be forthcoming in subsequent press releases from the Company.

About iTalk

iTalk, Inc. (OTCQB: TALK) is a publicly traded global provider of advanced communications and mobile broadband services. The Company utilizes innovative and disruptive technologies, including Voice-over-IP (VoIP), nationwide 3G/4G mobile broadband networks, smartphones, and mobile applications ("apps") to offer consumers the highest-quality low-cost no-contract alternatives to voice, data, and mobile services from major national carriers. Through our access to an extensive network, iTalk is able to offer nationwide voice and data coverage to 280 million people in more than 12,900 cities. iTalk's current and planned products, services, and brands include, RocketVoIP.com, (www.rocketvoip.com), ITG long distance calling cards, iData 3G/4G Mobile Broadband, iTalk Unlimited Nationwide Talk, and the iTalk iPod Touch Sleeve smartphone adapter. For further information, visit www.italkmobility.com.

FOR FURTHER INFORMATION REGARDING ITALK INC., CONTACT:

iTalk Inc. - Investor Relations Dept.
(888) 663-9925 (Toll-free)
E-mail: investor@italkmobility.com
Website: www.italkmobility.com

DISCLAIMER/SAFE HARBOR: Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic.